UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2005

GENEX PHARMACEUTICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-102118	98-0383571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Guangyin Building, Youyibeilu, Hexi District, Tianjin City, China 300074
(Address of principal executive offices) (Zip Code)

86-22-233-70440
(Registrant's telephone number, including area code)

KS E-Media Holdings, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountant

(a)
On March 29, 2005, the Board of Directors of the Registrant dismissed Weinberg & Company, Inc. as its independent auditors. On March 29, 2005, the Board appointed Kabani & Company to serve as the Registrant’s independent auditors. None of the reports of Weinberg & Company, Inc. on the Registrant’s financial statements since the last fiscal quarter ended September 30, 2004 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. From the time Weinberg & Company, Inc. was engaged as the Registrant’s independent auditors and during any subsequent interim period preceding the dismissal, there were no disagreements with Weinberg & Company, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Weinberg & Company, Inc.’s satisfaction, would have caused Weinberg & Company, Inc. to make reference to the subject matter in connection with its report on the Registrant’s financial statements during such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Change in Registrant’s Certifying Accountant

(c) Exhibits

16.1   Letter of Weinberg & Company, Inc. dated April 1, 2005 regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEX PHARMACEUTICAL, INC.

Date: April 1, 2005	By:	/s/ Fuzhi Song
Fuzhi Song
Chief Executive Officer